UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 5, 2008

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W., Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 5, 2008, the Board of Directors of Equifax Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately.  As a result of the amendments, in Section 2.14 the title of Lead Director was changed to Presiding Director, to better characterize the role and further clarify that the Presiding Director does not assume any additional fiduciary obligations or liabilities beyond those of any other director, for agreeing to serve in this position.  In addition, Section 3.5 was amended to clarify that either the Chairman of the Board or the Presiding Director can be elected by the non-management members of the Board of Directors to serve as chairman of the Executive Committee of the Board.

Certain conforming Bylaw amendments to Sections 1.2, 1.8, 2.8, 4.3, 4.4 were also adopted to reflect the change in title from Lead Director to Presiding Director.  The foregoing summary of the changes effected by the Bylaw amendments is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, as amended November 5, 2008, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1	Equifax Inc. Amended and Restated Bylaws, as amended through November 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ Kent E. Mast
Name:	Kent E. Mast
Title:	Corporate Vice President and
Chief Legal Officer

Date: November 11, 2008

Exhibit Index

The following exhibit is being filed with this report:

Exhibit No.	Description
3.1	Equifax Inc. Amended and Restated Bylaws, as amended through November 5, 2008.